GlyEco Inc. (GLYE:OTB) — Company Snap-Shot

Investment Proposition

Management
John Lorenz, CEO/Chairman – Founder of Environmental Waste of America which became Waste Management Inc. (WM: NYSE)

Technology
- Patent-pending process produces Type 1 glycol cost effectively (certified by independent 3rd party lab)
- Can recycle all 5 types of glycol
- Clean-Tech - transforms hazardous waste into green products

Business Model
- Roll-up
- Application of technology which greatly increases profitability
- 1st year EPS projected at $0.40 share
- Fragmented market (32 available domestic companies – 12 acquisition targets)
- Total available market $3.5 Billion - US

Key Stats
Reverse merger November 2011
Very clean shell and capital structure
Common stock - no debt

Shares:	Out	23.5M	Lockup	20.5M	Float	3M	(non affiliated)

Projected P/L:	2012	Revenue	$ 6M
Pro Forma:	2013	Revenue	$48M
	2014	Revenue	$73M
	2015	Revenue	$115M

Stock Market Price:	Share	$1.40	Volume	4,000	shares per day (as of 4/5/12)

Capital Raise Offering

Type:	APO/PIPE – first institutional round
Raise Amount:	$10M with Green Shoe of 20% ($2M)
Offering:	Common Stock at $1.00 share with (1) warrant at $1.50 share – 3 year term
Use of Funds:	Acquisitions and Operating Capital and Plant Equipment Renovations
144 Stock Issuance	

Key Points
- Development of technology began 1999
- Glycol technology development company formed in 2006
- Began recycling production in 2009
- Went public November 2011 - $6M invested
- Industries served: Automotive, HVAC, Textile, Medical, Airline
- Corporate Counsel: Hool Law Group
- Accountants: Beemer, Smith, Munro & Co.